UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 17, 2005

            HSI Asset Securitization Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-124032	20-2592898
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

452 Fifth Avenue New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 525-8119

                                                  None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In connection with the offering of the HSI Asset Securitization Corporation Mortgage Pass-Through Certificates, Series 2005-OPT1, HSBC Securities (USA) Inc., as underwriter of the certificates, (the “Underwriter”) has prepared certain materials (the “Collateral Term Sheets”) for distribution to potential investors.  Although HSI Asset Securitization Corporation provided the Underwriter with certain information regarding the characteristics of the mortgage loans in the related portfolio, it did not participate in the preparation of the Collateral Term Sheets filed hereby.

For purposes of this Form 8-K, “Collateral Term Sheets” shall mean certain descriptive information about the mortgage loans underlying the offering of HSI Asset Securitization Corporation Mortgage Pass-Through Certificates, Series 2005-OPT1, including data regarding the contractual and related characteristics of the underlying mortgage loans, such as the weighted average coupon, weighted average maturity and other factual information regarding the types of assets comprising the mortgage pool.  The Collateral Term Sheets will be filed hereby as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits:

99.1

Collateral Term Sheets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSI ASSET SECURITIZATION CORPORATION

By:

     /s/ Jon E. Voigtman

Name: Jon E. Voigtman

Title: Managing Director

Dated: November 17, 2005

EXHIBIT INDEX

Exhibit No.

Description

99.1

Collateral Term Sheets

Exhibit 99.1     Collateral Term Sheets